Exhibit 24.1


                  Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements(Form S-8 No. 333-37057 and No. 333-42395) pertaining to the Comtex Scientific Corporation 1995 Stock Option Plan and the Comtex Scientific Corporation 1997 Employee Stock Purchase Plan of our report dated September 9, 1998, with respect to the consolidated financial statements of Comtex Scientific Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 1998.

                    Ernst & Young LLP

Vienna, Virginia
September 24, 1998


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